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                                                                     Exhibit 3.2

                            CB&T HOLDING CORPORATION

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                                    BY-LAWS

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                                    OFFICES


     Section 1. The corporation may establish offices at any place or places as the Board of Directors may from time to time determine or the business of the corporation may require in accordance with the laws of the State of Louisiana. The principal office shall be located at the Energy Centre, 1100 Poydras Street, New Orleans, LA 70163.


                           MEETINGS OF STOCKHOLDERS

     Section 2. All meetings of stockholders shall be held at the principal office of the corporation, or at any such other location as a majority of the Board Members may direct, upon notice being given to the stockholders in the manner required by the Articles of Incorporation and the laws of Louisiana.

     Section 3. An annual meeting of stockholders shall be held during the fourth quarter of each calendar year on a date selected by the Board of Directors, at which they shall elect by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting

     Section 4. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat, by the Secretary, at such address as appears on the books of the corporation, at least fifteen (15) days prior to the meeting.

     Section 5. At each stockholder meeting a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of shares held by each, shall be prepared and furnished to the Chairman by the Secretary.

     Section 6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, Board of Directors, or the President upon the request in writing of stockholders owning a three-fourths majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Any call for a special meeting or request therefor shall state in writing the purpose or purposes of the proposed special meeting.

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     Section 7.  Written notice of a special meeting of stockholders stating the time, place and object thereof shall be afforded to each stockholder entitled to vote thereat in the manner set forth in Section 4 of this article, provided that twenty (20) days notice be given for any special meeting of the stockholders.

     Section 8. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 9. The holders of three-fourths of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute by the Articles of Incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 10. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 11. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and hearing a date not more than six (6) months prior to said meeting, unless said instrument provides for a longer period. Each holder of stock having voting power, registered in his name on the books of the corporation shall have the right to vote the number of shares of such stock so owned by him, for as many directors as are to be elected by the stockholders, as the case may be. Except where the transfer books of the corporation shall have been closed, or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the corporation within thirty (30) days next preceding such election of Directors.

     Section 12. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these by-laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meetings were held, shall consent in writing to such corporate action being taken.

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     Section 13.  At any meeting of the stockholders, the Chairman of the Board of Directors shall preside or, in his absence, the President, or in the event both are absent, a Chairman appointed by the meeting will preside.


                                   DIRECTORS

     Section 14. The number of Directors which shall constitute the Board shall be no more than thirty (30) and no less than (5). The number of Directors shall be set each year at the annual meeting of the shareholders. The Directors shall be elected at the annual meeting of the shareholders except as provided in
Section 15 of these by-laws, and each Director shall hold office until his successor shall be elected and shall qualify.

     Section 15. The Board of Directors may increase its membership, not to exceed thirty (30) Directors, and may fill any vacancy that may exist or occur among Directors, either death, resignation or otherwise, by a three fourths vote of the entire Board, and any Director or Directors so elected to fill any vacancy shall hold office until the next regular election or until their successor or successors shall be elected and qualified.

     Section 16. The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.


                             MEETINGS OF THE BOARD

     Section 17. The Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Louisiana.

     Section 18. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting for the election of directors, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all directors.

     Section 19. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 20. Special meetings of the Board may be called by the Chairman or President on three (3) days' notice to each director, either personally or by mail or by telephone; special meetings shall be called by the Chairman, the President or the Secretary of the Board in like manner and on like notice on the written request of a majority of the Directors.

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     Section 21.  At all meetings of the Board the presence of two-thirds of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these by-laws.

     Section 22. The Board of Directors may, by resolution passed by three-fourths of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which to the extent provided in said resolution, shall have and may exercise any and all of the powers of the Board of Directors, in the management of the business and affairs of the corporation, except as may be otherwise provided by the Articles of Incorporation, the statutes and these by-laws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 23. Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.

     Section 24. The members of the Board of Directors may participate in and hold a meeting of the Board by means of conference telephone or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other. Participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                           COMPENSATION OF DIRECTORS

     Section 25. Directors, as such, shall not receive any stated salary for their service, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                    NOTICES

     Section 26. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these by-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

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     Section 27.  Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    OFFICERS

     Section 28. The Board of Directors shall establish and elect the officers for the management of the business and affairs of the corporation, which officers may be a Chairman of the Board, a Chief Executive Officer, a President one or more Vice Presidents, a Treasurer, a Secretary to the Board of Directors, and one or more Assistant Secretaries and Assistant Treasurers, and any two or more of these officers may be combined in any one person. Any officer or agent may be removed by the Board of Directors, the Executive Committee, or the Chairman of the Board with or without cause at any time. The Board of Directors may from time to time elect, appoint and establish such other officers and agents as they deem necessary. The officers and agents shall have such authority and perform such duties in the management of the property and affairs of the corporation as herein below prescribed or as may be hereinafter prescribed.

     Section 29. The salaries of all officers, agents or any employees of the corporation shall be set by the Chief Executive Officer.

     Section 30. Such officers as the Board may require shall give bond in such sums as may be fixed from time to time by the Board of Directors with such surety or sureties as the Board may from time to time approve.


                                    CHAIRMAN

     Section 31. The Chairman shall preside at all board meetings when present and be ex-officio chairman of all committees. He shall sign all minutes of meetings at which he may have presided. He shall hold office of the current year for which the Board of which he shall be a member, was elected unless he shall resign, be disqualified or be removed. He shall nominate all members of any committees to be appointed for election by the Board of Directors except the Examining Committee.


                          THE CHIEF EXECUTIVE OFFICER

     Section 32. The Chief Executive Officer shall have the authority and responsibility over the active and general management of the corporation's business, subject to the control of the Board of Directors. He shall have the power to appoint and discharge all lesser officers, agent and employees, except as otherwise herein specifically provided.

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                                   PRESIDENT

     Section 33. The President shall be the chief administrative officer of the corporation. He shall have active and general management of the corporation's business in the absence of the Chief Executive Officer. Between meetings of the Board, he shall be empowered to authorized and direct the bringing or defending of any civil suit, garnishment or other litigation which in his judgment ought to be brought or defended. He shall perform any and all other duties which may be assigned to him or which are commonly performed by the presidents of banks.


                              THE VICE PRESIDENT

     Section 34. The Vice President shall do and perform such duties and exercise such authority as set out in these by-laws or which may from time to time be prescribed by the Board of Directors.


                                   TREASURER

     Section 35. The Treasurer shall be responsible for all monies, funds, indemnity bonds and other valuables of the corporation and shall deliver same to the order of the Board of Directors of the corporation or to the person or persons authorized to receive them. The Treasurer shall pay all the current expenses of the corporation and shall, every three (3) months, or more often if required, make to the Board of Directors a detailed statement thereof.


                      SECRETARY TO THE BOARD OF DIRECTORS

     Section 36. The Secretary of the Board of Directors shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.


                              ASSISTANT SECRETARY

     Section 37. The Assistant Secretary shall, in case of disability of the Secretary or his or her absence from the particular place where the act is to be performed, perform the duties and exercise the powers of the Secretary.


                              ASSISTANT TREASURER

     Section 38. The Assistant Treasurer, whether one or more, shall perform such duties as may be prescribed from time to time by the Board of Directors or by the President and shall, in the absence of the Treasurer, perform such duties of the Treasurer as may be directed either by the Board of Directors or by the President.

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                               POWERS AND DUTIES

     Section 39. The Chief Executive Officer, the President, or any officer designated by them shall have the power to bind the corporation in transactions relating to the routine conduct of its business, not requiring specific approval of the stockholders or the Board of Directors.


          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

     Section 40. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or non-profit corporation, partnership, joint venture or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses (including attorney's fees, and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled indemnify for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. This corporation may procure insurance, and may pay premium therefor, in order to insure against the liabilities herein undertaken.


                              EXECUTIVE COMMITTEE

     Section 41. There is hereby created and constituted a standing committee composed of five (5) Directors, which shall include the Chairman of the Board and President, to be appointed by the Board. The Executive Committee shall, in accordance with Section 81(8) of Title 12 of the Louisiana Revised Statutes, have and may exercise the full and complete powers of the Board of Directors in the management of the business and affairs of the corporation.

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                         EXAMINING AND AUDIT COMMITTEE

     Section 42. Every calendar year the Board of Directors shall examine fully the books, papers, business and affairs of the corporation. They may make any examination necessary to afford them complete knowledge of the affairs of the corporation and may employ expert clerical help, including auditors, if deemed expedient. A sworn written report of such examination shall be rendered to the Chairman of the Board of Directors within ten (10) days of its completion and the written report shall contain a statement of the assets and liabilities of the corporation as shown by its books, together with any deductions from the assets or additions to the liabilities which the directors of committee see fit to recommend after completion of the examination. Said sworn written report shall also include any other matter that may affect the solvency or best interest of the corporation. After rendition, said written report will be submitted to the President, who shall thereafter submit same to the Board of Directors at its first meeting held subsequent to the receipt of the report by the President and a record of it shall be made in the minutes of that meeting. Neither the President nor any salaried Vice-President shall be a member of the Examining Committee. Nothing herein contained shall prevent the Examining Committee from making its examination on a surprise basis.


                             CERTIFICATES OF STOCK

     Section 43. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the incorporation as they are issued. They shall exhibit the holder's name and number of shares and shall by signed by the President or a Vice President and by the Secretary or Treasurer, and sealed with the seal of the corporation.


                               LOST CERTIFICATES

     Section 44. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition, precedent to the issue issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed, and may require compliance with the provisions of the Uniform Stock Transfer Law of Louisiana.


                               TRANSFERS OF STOCK

     Section 45. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the

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duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                           CLOSING OF TRANSFER BOOKS

     Section 46. Unless otherwise authorized by statute or the Articles of Incorporation, the Board of Directors may close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the stockholders, the date for payment of any dividend, the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance of a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversation or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to exercise the rights in respect of any such change, conversation or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment, of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                            REGISTERED STOCKHOLDERS

     Section 47. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Louisiana.


                                   DIVIDENDS

     Section 48. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares for the capital stock, subject to the provisions of the Articles of Incorporation and the laws of Louisiana.

     Section 49. Before payment of an dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the

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directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                ANNUAL STATEMENT

     Section 50. The Board of Directors shall present at each annual meeting, and, when called for by vote of the stockholders, at any special meeting of the stockholders a full and clear statement of the business and condition of the corporation.


                                   AMENDMENTS

     Section 51. These By-Laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting by the affirmative vote of a three fourths majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the entire Board of Directors at any regular meeting of the Board or at any special meeting of the Board, if notice of such proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within thirty (30) days next before the date on which such meeting is to be held and that, in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

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                         UNANIMOUS CONSENT OF DIRECTORS
                          OF CB&T HOLDING CORPORATION


     The undersigned, being the initial directors of CB&T Holding Corporation (the "Corporation"), and acting herein by unanimous consent as permitted by section 81C(9) of the Louisiana Business Corporation Law, hereby adopt the following corporate resolutions:

     RESOLVED, that Section 3 of the Corporation's Bylaws is hereby amended in its entirety to read as follows:

     An annual meeting of stockholders shall be held during the fourth quarter of each calendar year on a date selected by the Board of Directors, at which they shall elect by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting;

and,

     RESOLVED, that Section 42 of the Corporation's Bylaws is hereby amended by replacing the phrase "six (6) months" with the phrase "calendar year."

     IN WITNESS WHEREOF, this action by the Board of Directors of CB&T Holding Corporation is hereby taken on the 29th day of November, 1994.

       /s/ Gary N. Solomon                /s/ John A. Meltzer
       -------------------------          -----------------------------
          Gary N. Solomon                 John A. Meltzer

       /s/ Martha N. Solomon              /s/ Fred B. Morgan, III
       -------------------------          -----------------------------
          Martha N. Solomon               Fred B. Morgan, III

       /s/ David A. Briggs                /s/ Daniel Buckman
       -------------------------          --------- -------------------
          David A. Briggs                 Daniel Buckman

       /s/ Ronald P. Briggs               /s/ Robert Redfearn
       -------------------------          --------- -------------------
          Ronald P. Briggs                Robert Redfearn


                                  CERTIFICATE

     I, MARTHA N. SOLOMON, Secretary of CB&T Holding Corporation, do hereby certify that the subscribers to the foregoing consent are all of the members of the Board of Directors of CB&T Holding Corporation as of the 14th day of November, 1994.

                               Martha N. Solomon
                         ----------------------------

                                            , Secretary
                         -------------------

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